Exhibit 99.1

FOR IMMEDIATE RELEASE

May 18, 2021

SmartStop Self Storage REIT, Inc. Reports First Quarter 2021 Results

LADERA RANCH, CA – May 18, 2021 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company with approximately $1.7 billion of self storage assets under management, announced its overall results for the three months ended March 31, 2021.

“SmartStop posted tremendous results this quarter with same store revenue and NOI growth of 9.7% and 14.2%, respectively, both higher than all of our publicly-traded peers,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Our best-in-class portfolio posted record same store occupancy of 94.1% at quarter end, an increase of 540 basis points year-over-year. These performance metrics are a testament to the power of the SmartStop® Self Storage platform, the fantastic team operating this portfolio and the robust self storage operating environment. With our unprecedented level of occupancy, we are entering the busy summer rental season from a position of great strength, and are increasing asking rates while decreasing concessions, resulting in increasing net effective rental rates and total revenues. With this encouraging start to 2021, we believe the company is well positioned to grow stockholder value in 2021 and beyond.”

Three Months Ended March 31, 2021 Financial Highlights:

•	Total self storage-related revenues increased by approximately $4.3 million, or 16.2%, when compared to the same period in 2020.
•	FFO, as adjusted, increased by approximately $3.2 million, or 195%, when compared to the same period in 2020.
•	Same-store revenues increased by 9.7% compared to the same period in 2020.
•	Same-store NOI increased by 14.2% compared to the same period in 2020.
•	Same-store average physical occupancy increased by 4.4% to 93.1% for the three months ended March 31, 2021, compared to 88.7% during the same period in 2020.
•

Same-store annualized rent per occupied square foot was approximately $15.43 for the three months ended March 31, 2021, which represented an increase of approximately 3.6% when compared to the same period in 2020.

•	Managed REIT Platform revenue of approximately $2.3 million for the three months ended March 31, 2021, up 28.3% from the same period in 2020.

“This is an incredibly exciting time for SmartStop and our stockholders,” continued Mr. Schwartz. “In addition to our strong operating performance driving outsized internal growth, we remain active on the external growth front, acquiring a six story storage facility in Oakville, Ontario, Canada subsequent to quarter end.  Including this property and the 27 operating properties acquired in the merger with Strategic Storage Trust IV, Inc. (“SST IV”) during the first quarter, SmartStop has increased its owned asset base by 25% since the beginning of 2020 to 140 owned or JV stores currently operating. In tandem with the SST IV merger, we entered into a multi-currency credit facility (the “Credit Facility”) of up to $500 million that significantly increases our access to, and lowers the cost of, our debt capital. This facility allows us to continue to execute our growth plans both in the U.S. and across the border in Canada. We believe both the merger and new credit facility are transformational for SmartStop and we are humbled by the dedication of our team members."

Closed the All-Stock Acquisition of Strategic Storage Trust IV, Inc.

On March 17, 2021, SmartStop and SST IV closed a merger in which SST IV merged into a subsidiary of SmartStop, in an all-stock transaction with a value of approximately $375 million (including outstanding debt of SST IV assumed or repaid but excluding transaction costs) (the “Merger”). The Merger positions the combined company to achieve further economies of scale and drive incremental growth as it takes advantage of the benefits of a larger aggregate portfolio. As a result of the Merger, SmartStop acquired all of the real estate owned by SST IV, consisting of 24 wholly-owned self storage facilities located across nine states and six joint venture properties (three operating and three under development) located in the Greater Toronto Area (“GTA”) of Ontario, Canada. The total SST IV portfolio, including joint venture property estimates at completion of development, resulted in the addition of approximately 23,600 self storage units and 2.6 million net rentable square feet. At the closing of the Merger, SmartStop’s consolidated portfolio consisted of 136 wholly-owned properties and six joint venture properties with a combined gross book value of approximately $1.5 billion of self storage assets.

Closed a $500 Million Multi-Currency Credit Facility

On March 17, 2021, SmartStop announced that it entered into a multi-currency credit facility (the "Credit Facility") of up to $500 million with a syndicate of banks led by KeyBank National Association, Wells Fargo, N.A., Citibank, N.A. and Bank of Montreal. The facility consists of a $250 million revolving credit facility (the "Revolver") and a $250 million term loan (the "Term Loan"), and has an accordion feature permitting expansion of the Credit Facility up to $850 million, subject to certain conditions. The Revolver has a three-year term with a maturity date of March 17, 2024 and a one-year extension option. The Term Loan has a five-year term with a maturity date of March 17, 2026. Borrowings under the Credit Facility may be in either U.S. dollars or Canadian dollars at SmartStop's election. Initial advances under the Term Loan carried interest at 195 basis points over 30-day LIBOR or 30-day CDOR, while initial advances under the Revolver carried interest at 200 basis points over 30-day LIBOR or 30-day CDOR. The Credit Facility is initially secured by a pledge of equity interests in certain of SmartStop's property owning subsidiaries. SmartStop can elect to release the pledges upon the achievement of certain financial conditions, making the Credit Facility fully unsecured and resulting in a reduction in the applicable interest rate, among other changes.

Greater Toronto Area Property Acquisition

Subsequent to quarter end, SmartStop acquired a recently built, six-story self storage facility in Oakville, Ontario, Canada in April. The property was completed in April 2020 and was approximately 40% occupied at acquisition. The facility is located at 450 Iroquois Shore Rd in the Oakville community, one of the GTA’s most affluent suburbs. The property’s 1,075 units are 100% climate-controlled across approximately 81,500 square feet. The property offers customers a variety of amenities including state-of-the-art security systems, elevators, keypad access, a gated drive-in loading area and more. The facility is our third in Oakville, establishing SmartStop as a dominant player in the submarket. This is SmartStop’s 17th owned or managed location in the GTA, and 153rd property in North America.

Declared Distributions

On March 3, 2021, SmartStop’s board of directors declared a distribution rate for the second quarter of 2021, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

949-542-3331

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (Unaudited)	December 31, 2020
ASSETS
Real estate facilities:
Land	$392,801,173	$335,800,354
Buildings	1,083,055,321	810,480,845
Site improvements	77,101,174	63,821,383
	1,552,957,668	1,210,102,582
Accumulated depreciation	(124,490,121)	(115,903,045)
	1,428,467,547	1,094,199,537
Construction in process	4,260,712	1,761,303
Real estate facilities, net	1,432,728,259	1,095,960,840
Cash and cash equivalents	30,371,284	72,705,624
Restricted cash	8,809,279	7,952,052
Investments in unconsolidated real estate ventures	17,488,416	—
Investments in and advances to Managed REITs	736,355	15,624,389
Other assets, net	15,202,719	7,734,276
Intangible assets, net of accumulated amortization	24,409,277	12,406,427
Trademarks, net of accumulated amortization	16,158,824	16,194,118
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,481,254	—
Total assets	$1,602,028,998	$1,282,221,057
LIABILITIES AND EQUITY
Debt, net	$822,490,580	$717,952,233
Accounts payable and accrued liabilities	25,515,670	23,038,976
Due to affiliates	1,668,662	667,429
Distributions payable	7,446,393	6,650,317
Contingent earnout	19,500,000	28,600,000
Deferred tax liabilities	7,539,241	8,380,215
Total liabilities	884,160,546	785,289,170
Commitments and contingencies
Redeemable common stock	60,388,518	57,335,575
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively, with aggregate liquidation preferences of $203,082,192 and $202,928,620 at March 31, 2021 and December 31, 2020, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 76,096,756 and 52,660,402 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	76,098	52,661
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,948,354 and 7,903,911 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	7,949	7,904
Additional paid-in capital	723,891,165	492,408,006
Distributions	(173,328,354)	(163,953,169)
Accumulated deficit	(155,353,544)	(141,444,880)
Accumulated other comprehensive loss	(2,937,741)	(3,834,228)
Total SmartStop Self Storage REIT, Inc. equity	392,355,573	183,236,294
Noncontrolling interests in our Operating Partnership	68,707,354	59,982,111
Other noncontrolling interests	60,900	21,800
Total noncontrolling interests	68,768,254	60,003,911
Total equity	461,123,827	243,240,205
Total liabilities and equity	$1,602,028,998	$1,282,221,057

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Self storage rental revenue	$29,503,442	$25,568,019
Ancillary operating revenue	1,557,430	1,152,843
Managed REIT Platform revenue	2,287,740	1,783,787
Reimbursable costs from Managed REITs	1,216,043	1,793,474
Total revenues	34,564,655	30,298,123
Operating expenses:
Property operating expenses	10,343,281	9,675,026
Managed REIT Platform expenses	319,890	1,174,809
Reimbursable costs from Managed REITs	1,216,043	1,793,474
General and administrative	4,752,989	3,667,947
Depreciation	8,543,927	7,716,671
Intangible amortization expense	1,259,547	3,669,631
Acquisition expenses	305,650	28,105
Contingent earnout adjustment	2,119,744	(7,200,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Total operating expenses	37,250,644	61,368,274
Operating loss	(2,685,989)	(31,070,151)
Other income (expense):
Interest expense	(7,975,464)	(8,339,303)
Interest expense – accretion of fair market value of secured debt	31,866	32,657
Interest expense – debt issuance costs	(672,473)	(943,483)
Net loss on extinguishment of debt	(2,444,788)	—
Other	1,443,382	2,576,699
Net loss	(12,303,466)	(37,743,581)
Net loss attributable to the noncontrolling interests in our Operating Partnership	1,476,994	5,031,652
Less: Distributions to preferred stockholders	(3,082,192)	(2,362,022)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(13,908,664)	$(35,073,951)
Net loss per Class A share – basic and diluted	$(0.22)	$(0.59)
Net loss per Class T share – basic and diluted	$(0.22)	$(0.59)
Weighted average Class A shares outstanding – basic and diluted	56,398,876	51,313,351
Weighted average Class T shares outstanding – basic and diluted	7,927,821	7,726,469

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net loss (attributable to common stockholders)	$(13,908,664)	$(35,073,951)
Add:
Depreciation of real estate	8,377,485	7,587,338
Depreciation and amortization of real estate and intangible assets from our Joint Ventures	34,074	—
Amortization of real estate related intangible assets	562,085	2,172,565
Deduct:
Adjustment for noncontrolling interests	(1,118,036)	(1,297,630)
FFO (attributable to common stockholders)	(6,053,056)	(26,611,678)
Other Adjustments:
Intangible amortization expense - contracts(1)	697,462	1,497,066
Acquisition expenses(2)	305,650	28,105
Contingent earnout adjustment(3)	2,119,744	(7,200,000)
Impairment of goodwill and intangible assets(4)	—	36,465,732
Impairment of investments in Managed REITs(4)	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Accretion of fair market value of secured debt(5)	(31,866)	(32,657)
Net loss on extinguishment of debt(6)	2,444,788	—
Foreign currency and interest rate derivative (gains) losses, net(7)	217,998	167,519
Adjustment of deferred tax liabilities(1)	(1,872,866)	(2,746,896)
Adjustment for noncontrolling interests	(1,433,296)	(4,319,933)
FFO, as adjusted (attributable to common stockholders)	$4,784,131	$1,624,137

(1)

These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities. As these items are non-cash and not primary drivers in SmartStop’s decision-making process, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2)

In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(3)

The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop’s decision-making process and excluding this provides investors a view of SmartStop’s continuing operating portfolio performance over time.

(4)

The impairment charges relate to SmartStop’s goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of SmartStop’s operating performance and provides for a means of determining a comparable sustainable operating performance metric.

(5)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(6)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.  SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of our operating performance.

(7)

This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of SmartStop’s ongoing performance and may reflect unrealized impacts on our operating performance. Such amounts are recorded in “Other” within SmartStop’s consolidated statements of operations.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2020) for the three months ended March 31, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Revenue (1)	$27,871,895	$25,405,035	9.7%	$3,188,977	$1,315,827	N/M	$31,060,872	$26,720,862	16.2%
Property operating expenses (2)	8,817,512	8,716,694	1.2%	1,525,769	958,332	N/M	10,343,281	9,675,026	6.9%
Property operating income	$19,054,383	$16,688,341	14.2%	$1,663,208	$357,495	N/M	$20,717,591	$17,045,836	21.5%
Number of facilities	103	103		34	9		137	112
Rentable square feet (3)	7,557,300	7,557,300		2,805,500	680,300		10,362,800	8,237,600
Average physical occupancy (4)	93.1%	88.7%		N/M	N/M		92.6%	86.3%
Annualized rent per occupied square foot (5)	$15.43	$14.90		N/M	N/M		$15.21	$14.70

N/M Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable. Property operating expenses for the three months ended March 31, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to our store personnel, totaling approximately $0.4 million. On a same-store basis, COVID-19 related costs represented approximately $0.4 million of the total property operating expenses for the three months ended March 31, 2020.

(3)

Of the total rentable square feet, parking represented approximately 920,000 square feet and 678,000 square feet as of March 31, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 678,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $2.5 million for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 primarily due to both higher occupancy and higher annualized rent per occupied square foot.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Three Months Ended March 31,
	2021	2020
Net loss	$(12,303,466)	$(37,743,581)
Adjusted to exclude:
Managed REIT Platform revenue	(2,287,740)	(1,783,787)
Managed REIT Platform expenses	319,890	1,174,809
General and administrative	4,752,989	3,667,947
Depreciation	8,543,927	7,716,671
Intangible amortization expense	1,259,547	3,669,631
Acquisition expenses	305,650	28,105
Contingent earnout adjustment	2,119,744	(7,200,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Interest expense	7,975,464	8,339,303
Interest expense – accretion of fair market value of secured debt	(31,866)	(32,657)
Interest expense – debt issuance costs	672,473	943,483
Net loss on extinguishment of debt	2,444,788	—
Other	(1,443,382)	(2,576,699)
Total property operating income	$20,717,591	$17,045,836

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as Adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature.  FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.7 billion of real estate assets under management, including an owned and managed portfolio of 153 properties in 19 states and Toronto, Canada and comprising approximately 104,000 units and 11.7 million rentable square feet. SmartStop and its affiliates own or manage 17 operating self storage properties in the Greater Toronto Area, which total approximately 14,200 units and 1.4 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.